SECURITIES AND EXCHANGE COMMISSION

                       Washington, DC 20549



                       	    FORM 8-K

                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 1998



                  		INTERCARGO CORPORATION
          (Exact Name of Registrant as Specified in Charter)



DELAWARE                      0-16748                  36-3414667
(State or other         (Commission File Number)  (IRS  Employer Identification
Jurisdiction of                                  								No.)
Incorporation)

          1450 AMERICAN LANE, 20TH FLOOR, SCHAUMBURG, ILLINOIS  60173
               (Address of Principal Executive Office)   (Zip Code)


      Registrant's telephone number, including area code:  (847) 517-2990



                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)







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ITEM 5.   OTHER  EVENTS.   On  December  1,  1998,  Intercargo  Corporation
("Intercargo"), a Delaware corporation, and X.L. America, Inc. ("X.L."), a Delaware corporation and wholly-owned subsidiary of EXEL Limited, entered into an Agreement and Plan of Merger dated as of December 1, 1998, pursuant to which Intercargo will merge with and into X.L. (the "Merger"). Pursuant to the Merger, the shares of common stock of Intercargo issued and outstanding immediately prior to the Merger will be converted into $12.00 in cash. Consummation of the Merger is subject to the approval of the Merger by the shareholders of Intercargo, governmental approvals and to
specified closing  conditions.   Security  Insurance  Company  of Hartford,
which   through   a  wholly-owned  subsidiary  owns  approximately  26%  of
Intercargo's outstanding common stock, has entered into an agreement with X.L. to vote for the Merger, subject to the terms and conditions of such agreement.

ITEM 7.   FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL   INFORMATION   AND
EXHIBITS.   The  Company  is  filing with this current report a copy of the following document.

          (c)  Exhibits.

               (2) Agreement and Plan of Merger by and among X.L. and Intercargo, dated as of December 1, 1998.



FORWARD LOOKING STATEMENTS

This statement includes forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995 and is therefore subject to certain risks and uncertainties. There can be no assurance that actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from that suggested in the forward looking statements as a result of various factors including market conditions, competition, reinsurance availability, foreign affairs, and natural disasters.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



INTERCARGO CORPORATION
(Registrant)

By:/S/ MICHAEL L. RYBAK
     Michael L. Rybak
     Chief Financial Officer and Vice President


     Dated: December 3, 1998